                                                                  Execution Copy



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                           BACK BAY TECHNOLOGIES, INC.

                               PLANET ZANETT, INC.

                       PLANET ZANETT MERGER SUB BBT, INC.

                                       and

                               THE SHAREHOLDERS OF
                           BACK BAY TECHNOLOGIES, INC.


                          Dated as of December 7, 2001




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                                TABLE OF CONTENTS

                                                                                                               PAGE


ARTICLE I. DEFINITIONS AND CONSTRUCTION...........................................................................1
   1.1      DEFINITIONS...........................................................................................1
   1.2      LOCATION OF CERTAIN DEFINED TERMS.....................................................................4
   1.3      CONSTRUCTION..........................................................................................5

ARTICLE II. THE MERGER............................................................................................6
   2.1      THE MERGER............................................................................................6
   2.2      EFFECTIVE TIME OF THE MERGER..........................................................................7
   2.3      CLOSING...............................................................................................7
   2.4      SURVIVING CORPORATION.................................................................................7

ARTICLE III. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; MERGER CONSIDERATION......8
   3.1      EFFECT ON MERGER SUB CAPITAL STOCK....................................................................8
   3.2      EFFECT ON SHARES......................................................................................8
   3.3      MERGER CONSIDERATION..................................................................................8
   3.4      PAYMENT OF MERGER CONSIDERATION.......................................................................8
   3.5      ESCROW AGREEMENT.....................................................................................10
   3.6      TAXES................................................................................................10

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BBT AND THE BBT SHAREHOLDERS.......................................11
   4.1      ORGANIZATION; QUALIFICATION AND CAPITAL STOCK; CORPORATE RECORDS.....................................11
   4.2      SHAREHOLDER POWER AND AUTHORITY; OWNERSHIP...........................................................13
   4.3      NO VIOLATIONS OF LAWS OR AGREEMENTS, CONSENTS OR DEFAULTS............................................13
   4.4      NO SUBSIDIARIES......................................................................................14
   4.5      FINANCIAL INFORMATION................................................................................14
   4.6      ABSENCE OF CERTAIN CHANGES...........................................................................14
   4.7      LICENSES; REGULATORY APPROVALS.......................................................................16
   4.8      REGULATORY MATTERS...................................................................................16
   4.9      TAX MATTERS..........................................................................................17
   4.10     LITIGATION CLAIMS....................................................................................18
   4.11     PROPERTIES, CONTRACTS; LEASES AND OTHER AGREEMENTS; BANK ACCOUNTS....................................18
   4.12     EMPLOYEE MATTERS; BENEFIT PLANS; ERISA...............................................................20
   4.13     PERSONNEL............................................................................................23
   4.14     TITLE TO AND CONDITION OF PROPERTIES.................................................................23
   4.15     PRODUCT AND SERVICE WARRANTIES.......................................................................24
   4.16     INTELLECTUAL PROPERTY................................................................................24
   4.17     INSURANCE............................................................................................25
   4.18     RELATIONSHIPS........................................................................................26
   4.19     COMPLIANCE WITH LAWS.................................................................................26

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                                     (i)

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
   4.20     ENVIRONMENTAL MATTERS................................................................................27
   4.21     NO UNDISCLOSED LIABILITIES OR OBLIGATIONS............................................................28
   4.22     RECEIVABLES..........................................................................................28
   4.23     DOCUMENTATION........................................................................................28
   4.24     RELATED PARTY TRANSACTIONS...........................................................................28
   4.25     VOTE REQUIRED........................................................................................29
   4.26     BROKERS..............................................................................................29
   4.27     PRIVATE PLACEMENT....................................................................................29
   4.28     DISCLOSURE...........................................................................................29

ARTICLE V. REPRESENTATIONS AND WARRANTEES OF PARENT AND MERGER SUB...............................................30
   5.1      ORGANIZATION, EXISTENCE AND CAPITAL STOCK............................................................30
   5.2      POWER AND AUTHORITY..................................................................................31
   5.3      NO VIOLATIONS OF LAWS OR AGREEMENTS, CONSENTS OR DEFAULTS............................................31
   5.4      SEC FILINGS..........................................................................................32
   5.5      NO SUBSIDIARIES......................................................................................32
   5.6      INVESTMENT COMPANY ACT...............................................................................32
   5.7      NO CONTRACTS OR LIABILITIES..........................................................................33
   5.8      RELATED PARTY TRANSACTIONS...........................................................................33
   5.9      LITIGATION CLAIMS....................................................................................33
   5.10     BROKERS..............................................................................................33
   5.11     DISCLOSURE...........................................................................................33

ARTICLE VI. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.........................................................33
   6.1      SURVIVAL OF REPRESENTATIONS..........................................................................33
   6.2      INDEMNIFICATION......................................................................................34
   6.3      CONDITIONS OF INDEMNIFICATION........................................................................35
   6.4      EXCLUSIVE REMEDY.....................................................................................36

ARTICLE VII. COVENANTS...........................................................................................36
   7.1      PUBLIC DISCLOSURES...................................................................................36
   7.2      CONFIDENTIALITY......................................................................................36
   7.3      EMPLOYEE BENEFITS TO CONTINUE........................................................................36
   7.4      ASSUMPTION OF STOCK OPTION PLAN......................................................................36
   7.5      MARC MASELLI APPOINTED TO MANAGEMENT COMMITTEE.......................................................37
   7.6      PERFORMANCE PERIOD FINANCIAL STATEMENTS..............................................................37
   7.7      ACCOUNTING DISPUTES..................................................................................37
   7.8      INITIAL WORKING CAPITAL FOR SURVIVING CORPORATION....................................................38
   7.9      AUDIT; COOPERATION...................................................................................38

ARTICLE VIII. CONDITIONS TO CLOSING..............................................................................38
   8.1      MUTUAL CONDITIONS....................................................................................38
   8.2      CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB...............................................39
   8.3      CONDITIONS TO THE OBLIGATIONS OF BBT.................................................................40
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                                      (ii)

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
ARTICLE IX. MISCELLANEOUS........................................................................................41
   9.1      AMENDMENT............................................................................................41
   9.2      WAIVER...............................................................................................41
   9.3      NOTICES..............................................................................................41
   9.4      FURTHER ASSURANCES...................................................................................42
   9.5      GOVERNING LAW........................................................................................42
   9.6      ENTIRE AGREEMENT.....................................................................................42
   9.7      EXPENSES.............................................................................................42
   9.8      COUNTERPARTS.........................................................................................42
   9.9      BINDING EFFECT.......................................................................................42

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                                     (iii)

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT") is entered into as of December 7, 2001, among BACK BAY TECHNOLOGIES, INC., a Delaware corporation ("BBT"), PLANET ZANETT, INC., a Delaware corporation ("PARENT"), PLANET ZANETT MERGER SUB BBT, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB") and the shareholders of BBT identified on the signature page(s) hereto (each, a "BBT SHAREHOLDER" and collectively, the "BBT SHAREHOLDERS").


         Each of the Boards of Directors of BBT, Parent and Merger Sub have approved the merger of BBT with and into Merger Sub (the "MERGER"), upon the terms and subject to the conditions set forth herein and in accordance with the Delaware General Corporation Law.


         NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

                    ARTICLE I. DEFINITIONS AND CONSTRUCTION

                 1.1   DEFINITIONS


         "AFFILIATE" shall mean, as to any Person, any other Person controlled by, under the control of, or under common control with, such Person. As used in this definition, "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person which owns or holds directly or indirectly ten percent (10%) or more of the voting securities or ten percent (10%) or more of the partnership or other equity interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such other Person.


         "BENEFIT PLANS" shall mean any profit sharing, group insurance, medical and/or hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus or stock purchase plan, or collective bargaining agreements, contracts or other arrangements under which pensions, deferred compensation or other retirement benefits are being paid or may become payable by a party, or any other employee welfare or benefit agreements, plans or arrangements, as defined in Section 3(3) of ERISA, any plan created in accordance with Section 125 of the Code, or any nonqualified employee benefit plans or deferred compensation, bonus, stock or incentive plans, or other employee benefit or fringe benefit programs, established for the benefit of a party's former or current officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement plan or agreement.

         "BOOKS AND RECORDS" shall mean (i) the minute books containing the minutes of all meetings and written consents of the shareholders and directors (and all committees thereof), shareholder register and corporate seal of BBT, and (ii) all other books and records of BBT that were delivered to Parent or its representatives prior to the Closing Date, including customer lists, reports, plans, advertising and marketing materials and financial and accounting books and records;


         "BUSINESS" shall mean the business currently carried on by BBT pursuant to which BBT provides information technology consulting services.


         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York.


         "CLOSING" shall mean the exchange of the Shares for the Initial Cash Payment and Initial Stock Payment as set forth herein.


         "CLOSING DATE" shall mean the date on which the Closing is completed.


         "CODE" shall mean the Internal Revenue Code of 1986, as amended.


         "CORPORATE OVERHEAD EXPENSES" shall have the meaning set forth in
Section 1 of the Inter-Company Agreement.


         "DGCL" shall mean the Delaware General Corporation Law, as amended.


         "DISCLOSURE DOCUMENTS" shall mean all agreements and documents referred to in any of the Schedules, together with all other agreements and documents disclosed by BBT to Parent during Parent's due diligence investigation conducted prior to the Closing Date.


         "EBITDA" means, with respect to a specified period of time, the income from operations of the Surviving Corporation before: (i) Corporate Overhead Expenses of the Surviving Corporation for such period; (ii) interest income or expenses of the Surviving Corporation for such period, (iii) taxes based on income of the Surviving Corporation for such period; (iv) depreciation charges taken by the Surviving Corporation for such period; and (v) amortization charges taken by the Surviving Corporation for such period; all determined in accordance with GAAP. For purposes of clarification, the increase in goodwill resulting from the Merger will not be recognized in the determination of EBITDA.

         "ENCUMBRANCE" shall mean a mortgage, charge, pledge, lien, option, restriction, claim, right of first refusal, right of preemption, third party right or interest or other encumbrance or security interest of any kind or similar right or any other matter affecting title.


         "ENVIRONMENTAL LAWS" means all federal, state and local, provincial and foreign, civil and criminal laws, regulations, rules, ordinances, codes, decrees, judgments, directives or judicial or administrative orders, agreements or settlements relating to pollution or protection of the environment, natural resources or human health and safety, including, without limitation, laws relating to releases or threatened releases of Hazardous Substances (including, without limitation, releases or threatened releases to ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport, disposal or handling of Hazardous Substances. "Environmental Laws" include, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.ss.9601 et seq.), the Hazardous Materials Transportation Law (49 U.S.C.ss.ss.5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.ss.ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.ss.ss.1251 et seq.), the Clean Air Act (42 U.S.C.ss.ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C.ss.ss.2601 et seq.), the Oil Pollution Act (33 U.S.C.ss.ss.2701 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C.ss.ss.11001 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.ss.651 et seq.), each as amended to date and all other state laws similar to any of the above.


         "ENVIRONMENTAL LIABILITIES" means all liabilities of BBT that (i) arise under or relate to violations of Environmental Laws or arise in connection with or related to any matter disclosed or required to be disclosed on SCHEDULE 4.20 and (ii) are attributable to actions or omissions occurring or conditions existing on or prior to the Closing Date.


         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.


         "ESCROW AGENT" shall mean First Union Bank, N.A.


         "ESCROW AGREEMENT" shall mean the escrow agreement entered into as of the Closing Date among Parent, the BBT Shareholders, and the Escrow Agent.


         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with all rules and regulations promulgated thereunder.


         "FINANCIAL STATEMENTS" shall mean (i) BBT's unaudited balance sheets as of December 31, 1998, 1999 and 2000 and related income statements for such years, and (ii) BBT's unaudited balance sheet as of December 6, 2001 and related income statement for the eleven months then ended.


         "GAAP" shall mean, at any particular time, accounting principles generally accepted in the United States of America, consistently applied and, with respect to interim financial statements, such statements shall include adjustments consisting only of normal, recurring adjustments necessary for a fair presentation of such entity's financial position, results of operations and cash flows at the dates and for the periods indicated. As used in connection with any financial reports of the Surviving Corporation, the accounting principles used by the Surviving Corporation, to the extent allowable under GAAP, shall be the same as those used by BBT.


         "HAZARDOUS SUBSTANCES" means all elements, compounds, substances, matrices or mixtures ("MATERIALS OR SUBSTANCES") that are hazardous, toxic, ignitable, reactive or corrosive including, without limitation, the following:
(i) all Materials or Substances (whether or not wastes, contaminants or pollutants) that are or become regulated by any of the Environmental Laws; (ii) all Materials or Substances that are or become defined or described by any of the Environmental Laws as "hazardous" or "toxic" or a "pollutant," "contaminant," "hazardous substance," "hazardous waste," "extremely hazardous waste," "acutely hazardous waste" or "acute hazardous waste;" and (iii) petroleum, including crude oil or any fraction thereof, asbestos, including asbestos containing materials, and polychlorinated biphenyls.


         "MANAGEMENT COMMITTEE" shall mean the Management Committee appointed from time to time by the Board of Directors of Parent.


         "PARENT STOCK" shall mean the Parent's common stock, $0.001 par value per share.


         "PERCENTAGE INTEREST" means the quotient obtained by dividing one by the number of Shares issued and outstanding immediately prior to the Effective Time.


         "PERFORMANCE PERIOD" shall mean each of the three successive annual periods commencing on January 1, 2002.


         "PERFORMANCE PERIOD FINANCIAL STATEMENTS" shall mean the Quarterly Financial Statements and the Annual Financial Statements.


         "PERSON" shall mean an individual, company, partnership, limited liability company, limited liability partnership, joint venture, trust or unincorporated organization, joint stock corporation or other similar organization, government or any political subdivision thereof, or any other legal entity.

         "RELATED AGREEMENTS" shall mean all instruments, agreements and other documents executed and delivered or to be executed and delivered pursuant to this Agreement including, without limitation, the Escrow Agreement, the Ownership and Nondisclosure Agreements, the Employment Agreements, the Inter-Company Agreement and the Lock-up Agreements.


         "RESERVES" shall mean those reserves for bad debts, contractual adjustments and disallowances, self-insured risks, risk management and unspecified uninsured liabilities, established and maintained by BBT and reflected in the Financial Statements.


         "SCHEDULES" shall mean the disclosure schedules delivered by BBT to Parent pursuant to this Agreement.


         "SHARES" shall mean all issued and outstanding shares of BBT's voting common stock, $.001 par value.

                 1.2 LOCATION OF CERTAIN DEFINED TERMS. The following terms used in this Agreement are defined in the Section indicated:

                       Term                                         Section
                       ----                                         -------
                       Agreement                                    Preamble
                       Annual Financial Statements                  7.6(b)
                       Audit                                        7.9
                       Balance Sheet                                4.14(a)
                       Balance Sheet Date                           4.14(a)
                       BBT                                          Preamble
                       BBT Indemnified Parties                      6.2(b)
                       BBT Option                                   7.4
                       BBT Shareholders                             Preamble
                       Catch-up Payment                             3.3(e)
                       Catch-up Statement                           3.4
                       Certificate of Merger                        2.2
                       Claim                                        4.10(a)
                       Closing Date                                 2.3
                       Confidential Information                     7.2
                       Contingent Cash Payment                      3.3(c)
                       Contingent Stock Payement                    3.3(d)
                       Contracts                                    4.11(i)
                       Damages                                      6.2(a)
                       Default                                      4.11(i)
                       Disputed Amounts                             7.7
                       Effective Time                               2.2
                       Employment Agreements                        8.2(f)
                       Exchange Act                                 5.1(d)

                       Indemnified Party                            6.3
                       Indemnifying Party                           6.3
                       Independent Accounting Firm                  7.7
                       Initial Cash Payment                         3.3(a)
                       Initial Stock Payment                        3.3(b)
                       Intellectual Property                        4.16(a)
                       Inter-Company Agreement                      8.3(e)
                       Ownership and Nondisclosure Agreement        4.16(g)
                       Lock-up Agreements                           8.2(g)
                       Material adverse change                      1.3
                       Material adverse effect                      1.3
                       Merger                                       Preamble
                       Merger Consideration                         3.3
                       Merger Sub                                   Preamble
                       Merger Sub Common Stock                      5.1(d)
                       NFQ                                          3.4
                       Parent                                       Preamble
                       Parent Indemnified Parties                   6.2(a)
                       Parent Option                                7.4
                       Parent Financials                            5.4(b)
                       Parent SEC Report                            5.4(a)
                       Quarterly Financial Statements               7.6(a)
                       Securities Act                               5.4
                       SEC                                          5.4
                       Surviving Corporation                        2.1
                       To the knowledge                             1.3

                 1.3   CONSTRUCTION.


                 (a) The headings and captions used herein are intended for convenience of reference only, and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.


                 (b) As used herein, the singular shall include the plural, the masculine and feminine genders shall include the neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.


                 (c) The words "HEREOF", "HEREIN", and "HEREUNDER", and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                 (d) All references herein to Sections, Schedules or Exhibits shall be deemed to refer to Sections of and Schedules or Exhibits to this Agreement, unless specified to the contrary. All Exhibits and Schedules to this Agreement are integral parts of this Agreement as if fully set forth herein.


                 (e) The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation."


                 (f) "TO THE KNOWLEDGE", "TO THE BEST KNOWLEDGE, INFORMATION AND BELIEF" or any similar phrase shall be deemed to refer to the actual knowledge of the directors and executive officers of a party and to include the assurance that such knowledge is based upon a reasonable investigation, unless otherwise expressly provided.


                 (g) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means (unless the context otherwise requires), with respect to a specified party, any change, effect, event, occurrence or information, as the case may be, that has, or is reasonably likely to have, or could reasonably be likely to have, individually or in the aggregate, a material adverse impact on the assets, business, earnings, future prospects or financial position of such party and its subsidiaries taken as a whole, other than any such change, effect, event, occurrence or state of facts (a) relating to general economic, regulatory or political conditions, or (b) relating to the technology consulting industry generally.


                 (h) The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

                             ARTICLE II. THE MERGER

                 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, BBT shall be merged with and into Merger Sub in accordance with the provisions of Section 251 of the DGCL. Following the Effective Time, the separate existence of BBT shall cease, and Merger Sub shall continue as the surviving corporation in the Merger (hereinafter sometimes referred to as the "SURVIVING CORPORATION") as a business corporation incorporated under the laws of the State of Delaware under the name "Back Bay Technologies, Inc." and shall succeed to and assume all the rights and obligations of BBT in accordance with the DGCL.

                 2.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective at such time (the "EFFECTIVE TIME") as a duly executed Certificate of Merger (the "CERTIFICATE OF MERGER") is filed with the Secretary of State of the State of Delaware.

                 2.3 CLOSING. The Closing will occur simultaneously with the execution of this Agreement. The Closing shall be held at the offices of Foley Hoag, One Post Office Square, Boston, Massachusetts (fax: (617) 832-7000) or at such other place as Parent, Merger Sub and BBT may agree.

                 2.4   SURVIVING CORPORATION.

                       (a) The certificate of incorporation of Merger Sub shall be the certificate of incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the DGCL. Simultaneously with Closing, the certificate of incorporation of Merger Sub shall be amended to provide that the name of Surviving Corporation shall be changed to Back Bay Technologies, Inc.

                       (b) The by-laws of Merger Sub shall be the by-laws of the Surviving Corporation until duly amended in accordance with their terms and as provided by the certificate of incorporation of the Surviving Corporation and the DGCL.

                       (c)   Those individuals designated as directors on
SCHEDULE 2.4 shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

                       (d)   Those individuals designated as officers on
SCHEDULE 2.4 shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws

                       (e) If at any time after the Effective Time, any party shall consider that any further deeds, assignments, conveyances, agreements, documents, instruments or assurances in law or any other things are necessary or desirable to vest, perfect, confirm or record in the Surviving Corporation the title to any property, rights, privileges, powers and franchises of BBT by reason of, or as a result of, the Merger, or otherwise to carry out the provisions of this Agreement, the remaining parties, as applicable, shall execute and deliver, upon request, any instruments or assurances, and do all other things necessary or proper to vest, perfect, confirm or record title to such property, rights, privileges, powers and franchises in the Surviving Corporation, and otherwise to carry out the provisions of this Agreement.

             ARTICLE III. EFFECT OF THE MERGER ON THE CAPITAL STOCK
              OF THE CONSTITUENT CORPORATIONS; MERGER CONSIDERATION

                 3.1 EFFECT ON MERGER SUB CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Merger Sub, each issued and outstanding share of capital stock of Merger Sub shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                 3.2 EFFECT ON SHARES. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares, each Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one Percentage Interest of the Merger Consideration.

                 3.3 MERGER CONSIDERATION. The "MERGER CONSIDERATION" shall consist of: (a) $1,500,000 of cash payable to the BBT Shareholders at the Closing in accordance with SECTION 3.4(A) (the "INITIAL CASH PAYMENT"); (b) 1,000,000 shares of Parent Stock issuable to the BBT Shareholders at the Closing in accordance with SECTION 3.4(B) (the "INITIAL STOCK PAYMENT"); (c) $1,250,000 of cash payable to the BBT Shareholders after the Closing in accordance with
SECTION 3.4(C) (the "CONTINGENT CASH PAYMENTS"); (d) 625,000 shares of Parent Stock issuable to the BBT Shareholders after the Closing in accordance with
SECTION 3.4(D) (the "CONTINGENT STOCK PAYMENTS"); and (e) any cash and Parent Stock payable to the BBT Shareholders after the Closing in accordance with
SECTION 3.4(E) (the "CATCH-UP PAYMENTS").

                 3.4   PAYMENT OF MERGER CONSIDERATION.

                       (a) INITIAL CASH PAYMENTS. At the Closing, Parent shall pay to each BBT Shareholder an amount of cash equal to the product of (i) the number of Shares held by such BBT Shareholder immediately prior to the Effective Time, (ii) the Percentage Interest, and (iii) the Initial Cash Payment. The Initial Cash Payments will be payable by means of wire transfers to accounts specified in writing to Parent not less than two Business Days before the Closing Date.

                       (b) INITIAL STOCK PAYMENTS. At and after the Closing, upon surrender to Parent by each BBT Shareholder of certificates representing the number of Shares held by such BBT Shareholder immediately prior to the Effective Time, Parent shall issue and deliver to each such BBT Shareholder a certificate, registered in the name of such BBT Shareholder, representing a number of shares of Parent Stock equal to the product of (i) the number of Shares held by such BBT Shareholder immediately prior to the Effective Time,
(ii) the Percentage Interest, and (iii) the Initial Stock Payment.

                       (c) CONTINGENT CASH PAYMENTS. For each Performance Period in which the EBITDA of the Surviving Corporation is greater than $700,000, Parent shall pay, or cause the Escrow Agent to pay, to each BBT Shareholder an amount of cash determined in accordance with the following formula:

                  CCP      =        S * P * E * 416,667
                                    -------------------
                                         1,000,000
         Where:

                  CCP      =        The amount of cash payable by Parent to such
                                    BBT Shareholder with respect to such
                                    Performance Period;

                  S        =        The number of Shares held by such BBT
                                    Shareholder immediately prior to the
                                    Effective Time;

                  P        =        The Percentage Interest;

                  E        =        The EBITDA of the Surviving Corporation for
                                    such Performance Period;

PROVIDED, however, that the sum of the cash payments payable by Parent with respect to any given Performance Period shall not exceed $416,667. Any cash payment payable to a BBT Shareholder with respect to a given Performance Period shall be due within 15 days after Parent's receipt of the Performance Period Financial Statement for such period.

                       (d) CONTINGENT STOCK PAYMENTS. For each Performance Period in which the EBITDA of the Surviving Corporation is greater than $700,000, Parent shall deliver, or cause the Escrow Agent to deliver, to each BBT Shareholder a certificate representing a number of shares of Parent Stock determined in accordance with the following formula:

                  CSP      =        S * P * E * 208,333
                                    -------------------
                                           1,000,000
         Where:

                  CSP      =        The number of shares of Parent Stock
                                    issuable by Parent to such BBT Shareholder with respect to such Performance Period;

                  S        =        The number of Shares held by such BBT
                                    Shareholder immediately prior to the
                                    Effective Time;

                  P        =        The Percentage Interest;

                  E        =        The EBITDA of the Surviving Corporation for
                                    such Performance Period;

PROVIDED, however, that the sum of shares of Parent Stock issuable by Parent with respect to any given Performance Period shall not exceed 208,333. Any certificate representing shares of Parent Stock issuable to a BBT Shareholder with respect to a given Performance Period shall be delivered to such BBT Shareholder within 30 days after Parent's receipt of the Performance Period Financial Statement for such period.

                       (e)   CATCH-UP PAYMENTS. In the event that the

Surviving Corporation generates less than $1,000,000 of EBITDA in a given Performance Period, then, within 30 days after receipt of the Quarterly Financial Statement for the next fiscal quarter ("NFQ"), the BBT Shareholders may prepare and deliver to Parent a statement (a "CATCH-UP STATEMENT") that recalculates the Contingent Cash Payments and Contingent Stock Payments for such Performance Period using a specified amount of EBITDA from the NFQ. Within five days after receiving a Catch-up Statement, Parent shall: (i) pay, or cause the Escrow Agent to pay, to each BBT Shareholder an amount of cash equal to the difference of (A) the pro forma cash payment payable to such BBT Shareholder as set forth in the Catch-up Statement, less (B) the amount of cash paid to such BBT Shareholder with respect to the previous Performance Period; and (ii) deliver, or cause the Escrow Agent to deliver, to each BBT Shareholder a certificate representing a number of shares of Parent Stock equal to the difference of (A) the pro forma number of shares issuable to such BBT Shareholder as set forth in the Catch-Up Statement, less (B) the number of shares issued to such BBT Shareholder with respect to the previous Performance Period. Any amount of EBITDA that is borrowed from an NFQ and used in connection with a Catch-up Statement shall, for purposes of this Article III, irrevocably be deducted from the EBITDA for the Performance Period in which it actually occurs. Notwithstanding the foregoing, the BBT Shareholders shall not be entitled to use EBITDA from any period after December 31, 2004 for purposes of delivering to Parent a Catch-up Statement.

                 3.5   ESCROW AGREEMENT.

                       (a) CASH. During the period between the Closing Date and the end of the third Performance Period, Parent shall cause Surviving Corporation to deposit 50% of the Surviving Corporation's EBITDA (computed on a quarterly basis) into escrow with the Escrow Agent on or before the 30th day following the end of each quarter; PROVIDED that the maximum cash amount that shall be deposited into escrow shall be $416,667 per Performance Period. The cash in escrow shall secure Parent's payment obligations under SECTIONS 3.4(C) AND (E) and shall be released in accordance with the Escrow Agreement.

                       (b) PARENT STOCK. At the Effective Time, Parent shall issue 625,000 shares of Parent Stock to the BBT Shareholders, which shares shall be deposited into escrow with the Escrow Agent. The shares of Parent Stock in escrow shall secure Parent's payment obligations under SECTION 3.4(D) AND (E) and shall be released in accordance with the Escrow Agreement.

                 3.6 TAXES. All transfer, documentary, sales, use, registration, value-added and other similar taxes and related fees including any penalties, interest, and additions to tax incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby shall be paid equally by the Surviving Corporation and the BBT Shareholders, excluding any such taxes or fees incurred by a holder of Shares.

             ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BBT AND
                              THE BBT SHAREHOLDERS


         As a material inducement for Parent and Merger Sub to enter into this Agreement and to consummate the transactions contemplated hereby, BBT and the BBT Shareholders hereby jointly and severally make the following representations and warranties as of the date herof, each of which is relied upon by Parent and Merger Sub regardless of any investigation made or information obtained by
Parent:

                 4.1 ORGANIZATION; QUALIFICATION AND CAPITAL STOCK; CORPORATE RECORDS.


                       (a) BBT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its Business as now being conducted.

                       (b) BBT is duly qualified and in good standing in each jurisdiction in which the nature or conduct of the Business or the character or location of its properties makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the Business of BBT. A list of all such jurisdictions appears on SCHEDULE 4.1(B).

                       (c) The names of the directors and officers of BBT, together with the offices they hold, are set forth on SCHEDULE 4.1(C).

                       (d) The authorized capital stock of BBT consists of 25,000,000 shares of voting common stock, 10,285,000 of which shares are duly and validly issued and outstanding, are fully paid and non-assessable. Except as set forth on SCHEDULE 4.1(D), since its date of incorporation, BBT has not issued any shares of its capital stock, effected any stock split or otherwise changed its capitalization.

                       (e) None of the outstanding shares of BBT's capital stock has been issued in violation of any preemptive rights of the current or past stockholders of BBT, or any stock purchase agreement or other agreement to which BBT was or is a party or bound.

                       (f) Except as set forth on SCHEDULE 4.1(F), there are no issued or outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of BBT, or contracts, commitments, understandings or arrangements by which BBT is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                       (g) Except as disclosed on SCHEDULE 4.1(G) and except for dividends to BBT Shareholders for the purpose of distribution of BBT's profits for the fiscal year ended December 31, 2001, since December 31, 2000, BBT has not (i) paid any dividend to any of its equity owners, (ii) made any other distribution on or with respect to, or redeemed or otherwise acquired, any equity interest in BBT, (iii) made or permitted any change in the authorized, issued, or treasury shares of its equity securities, or (iv) taken any action which, if taken after the date of this Agreement, would require the prior written consent of Parent and/or Merger Sub pursuant to this Agreement. There is no liability for dividends declared or accumulated but unpaid with respect to any of the Shares.

                       (h) except as set forth on Schedule 4.1(h), BBT has not made any distributions to any holders of Shares or participated in or effected any issuance, exchange or retirement of Shares, or otherwise changed the equity interests of holders of Shares in contemplation of effecting the Merger within the one year immediately preceding the date of this Agreement.

                       (i) Except as set forth on SCHEDULE 4.1(I), BBT has not conducted business under any name other than its own. SCHEDULE 4.1(I) includes a list of all of BBT's fictitious name registrations.

                       (j) Subject to the satisfaction of the conditions precedent set forth herein, BBT has the corporate power to execute, deliver and perform this Agreement and the Related Agreements to which BBT is a party, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by its certificate of incorporation, by-laws or otherwise, to authorize the execution, delivery and performance of this Agreement and the Related Agreements. Except as set forth in SCHEDULE 4.1(J), the execution and delivery of this Agreement does not, and the consummation of the Merger and the consummation of the transactions contemplated hereby will not, violate any provisions of the certificate of incorporation or by-laws of BBT or any provisions of, or result in the acceleration of any obligation under, any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which BBT or any of the BBT Shareholders is a party, or by which it is bound, or violate any restriction of any kind to which it is subject. The execution and delivery of this Agreement has been approved by the Board of Directors of BBT. This Agreement is a valid obligation of BBT, legally binding upon it and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                       (k) The Books and Records of BBT are complete and correct in all material respects and have been maintained in accordance with good business practice. True and complete copies of all minutes, resolutions, stock certificates and stock transfer ledgers of BBT are contained in the minute books that have been delivered to the Parent for inspection and will be delivered to the Parent at the Closing. The minute books, stock transfer records and such other books and records of BBT that have been delivered to the Parent and its representatives, are complete and correct in all material respects. The financial and business projections that appear in the Confidential Memorandum prepared by BBT and delivered to Parent and its representatives represent management's good faith estimates of the future performance of BBT based on assumptions set forth therein and which, in the reasonable judgment of management of

BBT, were reasonable when made and continue to be reasonable on the date hereof, and are subject to all of the qualifications and disclaimers set forth in such Confidential Memorandum.

                 4.2   SHAREHOLDER POWER AND AUTHORITY; OWNERSHIP.

                       (a) Each BBT Shareholder is an adult individual with full power and authority to own his properties, to manage his fiscal affairs and to enter into this Agreement and each of the Related Agreements to which he is a party and to agree to the transactions contemplated hereby and thereby and to perform all of his obligations hereunder and thereunder. No BBT Shareholder is subject to any legal disability which would prevent him from performing under this Agreement or any Related Agreement, and no order has been entered appointing a receiver for any BBT Shareholder or his assets. There is no claim, action, suit or proceeding (including, without limitation, current investigations by governmental agencies) pending against any BBT Shareholder seeking to enjoin the execution and delivery of this Agreement, the Related Agreements to which the BBT Shareholders are parties, or consummation of the transactions contemplated hereby or thereby.

                       (b) This Agreement and each of the Related Agreements to which the BBT Shareholders are parties constitute the legal, valid and binding obligations of the BBT Shareholders, enforceable against the BBT Shareholders in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                       (c) Each of Marc Maselli and Curtis D. Stevenson owns that number of Shares set forth on SCHEDULE 4.2(C). Each BBT Shareholder has good and marketable title to all of the Shares set forth opposite such BBT Shareholder's name on SCHEDULE 4.2(C), free and clear of all Encumbrances and restrictions, legal or equitable, of every kind, except for restrictions on transfer imposed by (i) a shareholder agreement among the BBT Shareholders that will terminate by its own terms at the Effective Time, and (ii) federal or state securities laws. Each BBT Shareholder has full and unrestricted legal right, power, and authority to sell, assign, and transfer the Shares without obtaining the consent or approval of any other person, entity, or governmental authority and the delivery of the Shares to Parent pursuant to this Agreement will transfer valid title thereto, free and clear of all Encumbrances, claims, and restrictions of every kind, except for restrictions on transferability imposed by federal and state securities laws. Each BBT Shareholder hereby waives, as of the Closing Date, all rights that exist pursuant to all shareholder agreements and other contractual rights or charter document provisions relating to the transferability of their respective Shares, as and to the extent necessary to permit the consummation of the transactions provided for herein.

                 4.3   NO VIOLATIONS OF LAWS OR AGREEMENTS, CONSENTS OR
DEFAULTS.

                       (a) The delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Related Agreements will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation or by-laws of BBT or (ii) any statute, order, decree, proceeding, rule, or regulation of any court or governmental agency or body, United States or foreign, having jurisdiction over BBT or any assets of BBT.

                       (b) Except as set forth on SCHEDULE 4.3(B), the delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of the term of, or constitute a default under, any agreement, instrument, or commitment to which BBT is party, by which it is bound, or to which any of BBT's property is subject, and no consent or approval is required from any third party for the Merger.

                       (c) BBT is not in default under, or in violation of any provision of, its certificate of incorporation, by-laws, any promissory note, indenture or any evidence of indebtedness or security thereto, lease, purchase contract or other commitment, or any other agreement that is material to the Business of BBT.

                 4.4 NO SUBSIDIARIES. Except as disclosed on SCHEDULE 4.4, BBT does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. BBT is not a party to any joint venture or partnership.

                 4.5   FINANCIAL INFORMATION.

                       (a) BBT has previously provided to Parent true and complete copies of the Financial Statements. The Financial Statements have been prepared on a cash basis in accordance with the Books and Records. The Financial Statements accurately present in all material respects the financial position and the results of operations of BBT on a cash basis as of the dates and for the periods indicated. The Financial Statements provide adequately for all bad and doubtful debts, material liabilities (actual, contingent, deferred or otherwise) and material financial commitments existing as of the dates thereof.

                       (b) Except as disclosed on SCHEDULE 4.5(B), the Financial Statements do not reflect any material non-recurring income not identified therein.

                       (c) All assets used by BBT in the Business having a value greater than $1,000 per asset are disclosed on SCHEDULE 4.5(C).

                 4.6 ABSENCE OF CERTAIN CHANGES. Since September 15, 2001, except as set forth on SCHEDULE 4.6, BBT has conducted the Business only in the ordinary course and consistent with past practice, and has not:

                       (a) suffered any material adverse change in its operations, condition (financial or otherwise), assets, liabilities, earnings or working capital;

                       (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except current liabilities incurred and liabilities under contracts entered into in the ordinary course of business and consistent with past practice (including obligations or liabilities arising from one transaction or a series of related or similar transactions, and all periodic installments or payments under any lease or other agreement providing for periodic installments or payments, as a single obligation or liability), or increased, or experienced any change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves;

                       (c) declared, set aside or paid any dividend or distribution in respect of shares of the capital stock of BBT or redeemed, purchased or otherwise acquired any BBT capital stock;

                       (d) issued, delivered, or sold, or authorized the issuance, delivery or sale of, any share of capital stock or any option or rights with respect thereto, or modification or amendment of any right of any holder of outstanding shares of capital stock or options with respect thereto;

                       (e) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent, known or unknown, or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

                       (f) permitted or allowed any of the assets or properties of BBT to be subjected to any mortgage, pledge, lien, security interest encumbrance, restriction or charge of any kind;

                       (g) written down the value of any inventory or written off as uncollectible any notes or accounts receivable;

                       (h) canceled any debts, or waived any claims or rights of substantial value;

                       (i) sold, transferred or otherwise disposed of any of its properties or assets, except in the ordinary course of business and consistent with past practice;

                       (j) disposed of or permitted to lapse any rights to the use of any patent, trademark, trade name or copyright, or disposed of or disclosed to any person other than an Affiliate any invention, discovery, know-how, trade secret, formula, process or other intellectual property not theretofore a matter of public knowledge;

                       (k) granted any general increase in the compensation of employees of BBT (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any employee of BBT materially in excess of merit increases consistent with past practice, and no such increase is customary on a periodic basis or required by agreement or understanding;

                       (l) made any capital expenditure or commitment for capital expenditures, other than those capital expenditures or commitments that have been paid in full;

                       (m) made any change in any method of accounting or accounting practice or failed to maintain the books and records of BBT in the ordinary course of business and consistent with past practice;

                       (n) failed to maintain any of its properties or equipment in good operating condition and repair, subject to ordinary wear and tear;

                       (o) failed to maintain in full force and effect all existing policies of insurance at least at such levels as were in effect prior to such date or canceled any such insurance or, to its knowledge, taken or failed to take any action that would enable the insurers under such policies to avoid liability for claims arising out of occurrences prior to the Closing;

                       (p) entered into any material transaction or made or entered into any material written contract or commitment, or terminated or amended any material contract or commitment, except in the ordinary course of business and consistent with past practice, and not in excess of current requirements;

                       (q) taken any action that could reasonably be expected to have a material adverse effect on the business organization of BBT or BBT's current relationships with its customers, employees, suppliers, distributors, advertisers, subscribers or others having business relationships with BBT; or

                       (r) agreed in writing to take any action with respect to any of the matters described in this SECTION 4.6.

                 4.7 LICENSES; REGULATORY APPROVALS. BBT holds all licenses, certificates and other regulatory approvals required or necessary to be applied for or obtained in connection with the Business as presently conducted, except for such approvals which if not obtained would not individually or in the aggregate have a material adverse effect on the business of BBT. All such licenses, certificates and other approvals are listed on SCHEDULES 4.7. Except as set forth on SCHEDULE 4.7 all such licenses, certificates and other regulatory approvals relating to the Business, operations and facilities of BBT are in full force and effect. Any and all past litigation concerning such licenses, certificates and regulatory approvals, and all claims and causes of action raised therein, have been finally adjudicated, and, in the case of such litigation finally adjudicated since the Balance Sheet Date such adjudication has not had a material adverse effect on BBT. Except as set forth on SCHEDULE 4.7, no such license, certificate or regulatory approval has been revoked, conditioned (except as may be customary) or restricted, and no action (equitable, legislative or administrative), arbitration or other process is pending, or to the knowledge of BBT, threatened, which in any way challenges the validity of, or seeks to revoke, condition or restrict any such license, certificate or regulatory approval.

                 4.8   REGULATORY MATTERS.

                       (a) Except as may be disclosed on SCHEDULE 4.8(A), (i) BBT is not the subject of any outstanding, and is not aware of any threatened, investigation, audit, review or other examination of BBT by any federal or state governmental agency having supervisory or regulatory authority with respect to BBT or the Business, and (ii) BBT is not subject to, nor has BBT received any notice or advice that it may become subject to, any order, agreement, memorandum of understanding or other regulatory enforcement action or proceeding with any federal or state governmental agency having supervisory or regulatory authority with respect to BBT or the Business.

                       (b) BBT is not aware of any proposed or pending change in any law or regulation affecting the Business which would materially adversely affect the operations, financial condition or prospects of BBT.

                 4.9   TAX MATTERS.

                       (a) Except as set forth on SCHEDULE 4.9(A), BBT has prepared and filed in accordance with applicable laws, rules and regulations all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns, information statements and reports required to be filed by it or requests for extensions to file such returns have been timely filed and granted and have not expired in accordance with applicable laws, rules and regulations. Copies of all such tax returns for the taxable periods ended on or after December 31, 1998, have been previously delivered to Parent and are listed on SCHEDULE 4.9(A).

                       (b) All such returns were correct and complete in all material respects.

                       (c) BBT has paid all taxes that have become due and payable by BBT to (or claimed to be due and payable by) any federal, state, county, local, foreign or other taxing authority. BBT has made full provision or reserve in the Financial Statements for all taxes for which BBT is or may be accountable or payable by BBT through the Closing Date with respect to income, profits or gains earned, accrued or received on or before the dates thereof and full and proper provision has been made in such Financial Statements for deferred tax in accordance with GAAP. All estimated tax payments of BBT that have become due and payable prior to the date of this Agreement have been paid.

                       (d) BBT has properly withheld taxes from the salaries, wages or other compensation paid or payable to officers, employees or other persons, and has paid to the appropriate federal, state or local taxing authorities, any amounts required to be withheld therefrom under applicable laws, rules or regulations.

                       (e) To BBT's knowledge, no event, transaction, act or omission has occurred which could result in BBT becoming liable for any tax of a Person other than BBT. BBT has not been a member of an affiliated group of corporations filing consolidated federal income tax returns.

                       (f) To BBT's knowledge, no tax return (or item in a tax return) is currently under audit by any taxing authority, and there are no agreements for the extension of time for the assessment or payment of any tax. BBT has not received notice of any material dispute in relation to any tax liability of BBT, and to BBT's knowledge no taxing authority has indicated that it intends to raise any such dispute. BBT is not aware of any facts which may constitute the basis for the proposal of any tax deficiencies for any unexamined year.

                       (g) BBT is not a party to any contract, agreement, plan, or arrangement that is a tax sharing or allocation arrangement or that could give rise to any payment that would not be deductible under Section 280G or 162(m) of the Code.

                       (h) BBT has not entered into any transaction or course of conduct (other than legitimate, good faith tax planning) designed in whole or in part to avoid taxes.

                 4.10  LITIGATION CLAIMS.

                       (a) There is no action, suit, claim, investigation or proceeding, whether at law or in equity (a "CLAIM"), pending or, to the knowledge of BBT, threatened that questions the validity of this Agreement or the Related Agreements or any action taken or to be taken by BBT in connection with the consummation of the transactions contemplated hereby or thereby or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby or thereby.

                       (b) SCHEDULE 4.10(B) sets forth an accurate and complete list, and a brief description (setting forth the names of the parties involved, the court or other governmental or mediating entity involved, the relief sought and the substantive allegations and the status thereof), of each Claim pending or, to the knowledge of BBT, threatened against or affecting BBT. None of the pending or threatened Claims set forth on SCHEDULE 4.10(B), if adversely determined, would individually or in the aggregate, result in a materially adverse effect on BBT. To the knowledge of BBT, no event has occurred and no circumstance, matter or set of facts exist which would constitute a reasonable and valid basis for the assertion by any third party of any claim or Claim, other than those listed on SCHEDULE 4.10(B). Except as set forth in
SCHEDULE 4.10(B) there is no outstanding or, to the knowledge of BBT, threatened judgment, injunction, judgment, order or consent or similar decree or agreement (including, without limitation, any consent or similar decree or agreement with any governmental entity) against, affecting or naming BBT.

                       (c) To BBT's knowledge, except as disclosed on SCHEDULE 4.10(C), there is no claim (whether based on statute, negligence, breach of warranty, strict liability or any other theory) relating directly or indirectly to any product manufactured or sold, or any services performed, by BBT.

                 4.11 PROPERTIES, CONTRACTS; LEASES AND OTHER AGREEMENTS; BANK ACCOUNTS.

                       (a)   BBT does not own any real estate.

                       (b) All leasehold interests for real property and any material personal property used by BBT in the Business are held pursuant to lease agreements which are valid and enforceable in accordance with their terms, the agreements for which are listed on SCHEDULE 4.11(B). To the knowledge of BBT, all such properties comply in all material respects with all applicable private agreements, zoning requirements and other governmental laws and regulations relating thereto and there are no condemnation proceedings pending or, to the knowledge of BBT, threatened with respect to such properties. BBT has not assigned or subleased its interests under such leases or the assets covered thereby. Each such lease has been duly and validly executed, is in full force and effect and constitutes the valid and binding agreement of the parties thereto. Any additional business offices maintained by BBT during the past two
(2) years are also listed by location on SCHEDULE 4.11(B).

                       (c) Except as set forth on SCHEDULE 4.11(C), and excluding trade accounts payable incurred in the ordinary course of business and payable to Persons other than Affiliates of BBT, BBT does not have any liabilities for borrowed funds, extensions of credit or other advances that are subject to repayment whether pursuant to a written agreement, oral understanding or course of conduct, and whether reflected on the Financial Statements as indebtedness, accounts payable or otherwise, and any such liability set forth on
SCHEDULE 4.11(C) maybe prepaid at any time without premium or penalty.

                       (d) Except as set forth on SCHEDULE 4.11(D), and excluding goods purchased by BBT in the ordinary course of business, BBT is not a party to any agreements, contracts or commitments relating to the acquisition of the assets or capital stock of any other business enterprise.

                       (e) Except as set forth on SCHEDULE 4.11(E), BBT is not a party to any agreements, loans, contracts, leases, guarantees, letters of credit, lines of credit or commitments of BBT not referred to elsewhere in this Agreement which:

                             (i)   involve potential payments by BBT or
incurring by BBT of costs or obligations, of more than $10,000 in the aggregate;

                             (ii)  involve payments based on profits of BBT;

                             (iii) relate to the future purchase of goods or
services materially in excess of the requirements of the Business at current levels or for normal operating purposes;

                             (iv)  include powers of attorney or grants of
agency by BBT;

                             (v)   cannot be canceled by BBT without penalty or
premium on no more than thirty (30) days' notice;

                             (vi)  were not made in the ordinary course of
business;  or

                             (vii) otherwise materially affect the Business or
financial condition of BBT.

                       (f) Except as set forth on SCHEDULE 4.11(F), no contracts material to the Business will terminate or are subject to modification by reason of the Merger and BBT has not received written notice of any potential termination or modification of such contracts.

                       (g) Except as set forth on SCHEDULE 4.11(G), neither BBT, not any other party, is in default, technical or otherwise, of any real estate lease, equipment lease, loan or credit agreement, or any other contract or agreement to which BBT is a party, and, to the knowledge of BBT, no event or condition has occurred or exists which, with the passage of time, giving of notice or both, would cause any party to be in default thereunder.

                       (h) Set forth on SCHEDULE 4.11(H) is an accurate and complete list showing the name and address of each bank, securities broker, mutual fund, investment company, investment adviser or other financial institution or similar Person with which BBT has an account, including the account or box number and the names of all persons and entities authorized to draw thereon or have access thereto.

                       (i) All material contracts and agreements to which BBT is a party ("CONTRACTS") (i) are valid and enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); (ii) no Default (as defined below) exists under any Contract either by BBT or, to the knowledge of BBT, by any other party thereto; (iii) BBT is not aware of the assertion by any third party of any claim of Default or breach under any of the Contracts; and (iv) BBT is not aware of any present intention on the part of any significant customer or supplier or other business partner of BBT to either (a) terminate or significantly change its existing business relationship with BBT either now or in the foreseeable future, or (b) fail to renew or extend its existing business relationship with BBT at the end of the term of any existing contractual arrangement such entity may have with BBT. For purposes of this Agreement, the term "DEFAULT" means, with respect to any Contract, (x) any breach of or default under such Contract, (y) any event, other than the normal passage of time, which would (either with or without notice or lapse of time or both) give rise to any right of termination, cancellation or acceleration of any obligation to repay with respect to such Contract, or (z) any event, other than the normal passage of time, which would result in either a significant increase in the obligations or liabilities of, or a loss of any significant benefit of, the party in question under such Contract.

                       (j) Set forth on SCHEDULE 4.11(J) is an accurate and complete list showing all Contracts whereby BBT is providing or expects to provide products or services of any kind to a third party.

                       (k) Except as set forth on SCHEDULE 4.11(K), neither BBT nor the BBT Shareholders have granted any right of first refusal or similar right in favor of any third party with respect to the Shares or with respect to any material portion of its properties or assets or entered into any non-competition agreement or similar agreement restricting its ability to engage in any business in any location.

                 4.12  EMPLOYEE MATTERS; BENEFIT PLANS; ERISA

                       (a) Except as may be disclosed on SCHEDULE 4.12(A), BBT has not entered into any collective bargaining agreement with any labor organization with respect to any group of employees of BBT and, to the knowledge of BBT, there is no present effort nor existing proposal to attempt to unionize any group of employees of BBT.

                       (b)   Except as may be disclosed on SCHEDULE 4.12(B):

                             (i)   BBT is and has been in material compliance
with all applicable laws relating to employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, any such laws respecting employment discrimination and occupational safety and health requirements, and BBT is not engaged in any unfit labor practices;

                             (ii)  There is no material unfair labor practice
complaint against BBT pending or, to the knowledge of BBT, threatened before the National Labor Relations Board;

                             (iii) There is no labor dispute, strike, slowdown
or stoppage actually pending or, to the knowledge of BBT, threatened against or directly relating to BBT; and

                             (iv)  BBT has not experienced any material work
stoppage or other material labor difficulty during the past year.

                       (c)   Except as described and attached to
SCHEDULE 4.12(C), BBT is not a party to any agreement for the employment, retention or engagement or with respect to the severance of any officer, employee, agent or consultant. SCHEDULE 4.12(C) contains a correct and complete description of all compensation plans and arrangements; bonus and incentive plans and arrangements; deferred compensation plans and arrangements; stock purchase and stock option plans and arrangements; hospitalization and other life, health or disability insurance or reimbursement programs; holiday, sick leave, severance, vacation, tuition reimbursement, personal loan and product purchase discount policies and arrangements, policy manuals and any other plans or arrangements providing for benefits for employees of BBT.

                       (d) Except as set forth on SCHEDULE 4.12(D), BBT does not maintain, contribute to or participate in any Benefit Plan whether as sponsor, adopting employer or otherwise.

                       (e) BBT does not participate in, nor have they in the past three (3) years participated in, nor do they have any present or future obligation or liability under, any multi-employer plan (as defined at Section 3(37) of ERISA).

                       (f) All Benefit Plans have in all material respects been operated, administered and maintained in accordance with the terms thereof and in compliance with the requirements of all applicable laws, including, without limitation, ERISA and the Code.

                       (g) All contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made. All such contributions to the Benefit Plans and all payments under the Benefit Plans, except those to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, are properly accrued and reflected on the respective Financial Statements. No Benefit Plan has applied for or received a waiver of the minimum finding standards imposed by Section 412 of the Code.

                       (h) All reports, returns and similar documents with \ respect to the Benefit Plans required to be filed with any governmental agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed.

                       (i) All of the Benefit Plans which are "pension benefit plans" (as defined in Section 3(2) of ERISA) have received determination letters from the IRS to the effect that such plans are qualified, and each trust maintained in connection with such plan is exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; and no determination letter with respect to any Benefit Plan has been revoked nor, to BBT's knowledge, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost, and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

                       (j) Each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision. There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and to BBT's knowledge, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any liability nor, to BBT's knowledge, are there any facts which could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

                       (k) None of the Benefit Plans, BBT, any employee of BBT or, to BBT's knowledge, any trusts created thereunder, or any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any of them to the tax or penalty on prohibited transactions imposed by such Section 4975 of the Code or the sanctions imposed under Title I of ERISA. Neither the Benefit Plans nor any such trust has been terminated nor have there been any "reportable events" (as defined in Section 4041 of ERISA and the regulations thereunder) with respect to either thereof.

                       (l) No Benefit Plan subject to Title IV of ERISA has incurred any liability to the Pension Benefit Guaranty Company other than for the payment of premiums, all of which have been paid when due. Each Benefit Plan subject to Title IV of ERISA has assets sufficient on a plan termination basis to be eligible on the Closing Date for a standard termination pursuant to ERISA
Section 4041 without BBT being required to make any additional contributions. Each Benefit Plan subject to Title IV of ERISA has assets equal to or greater than such Benefit Plan's project benefit obligations as disclosed in such Benefit Plan's most recent actuarial report. All unaudited liabilities of each Benefit Plan not subject to Title IV or ERISA have been accrued or expenses in accordance with GAAP.

                       (m) The latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under ERISA, any current financial or actuarial reports and any currently effective IRS private rulings or determination letters obtained by or for the benefit of BBT and all current and prior summary plan descriptions in respect to any of the Benefit Plans are listed on SCHEDULE 4.12(M).

                       (n) BBT is in full compliance with the coverage continuation requirements of the Consolidated Omnibus Budget, Reconciliation Act of 1985, as amended.

                       (o) Except as set forth on SCHEDULE 4.12(O), BBT is not a party to any oral or written agreement with any executive, officer or other key employee, the benefits of which are contingent or the terms of which are materially altered or permit termination, upon the occurrence of a transaction of the nature contemplated by this Agreement, and which provides for the payment of in excess of Fifty Thousand Dollars ($50,000), or agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                 4.13 PERSONNEL. SCHEDULE 4.13 contains (i) the list of all persons employed by BBT and (ii) an accurate and complete list of the wage rates for all such persons employed by BBT by classification. BBT is not in default with respect to any material obligation to any of its employees.

                 4.14  TITLE TO AND CONDITION OF PROPERTIES.

                       (a) Except as described on SCHEDULE 4.14(A), BBT collectively owns or uses all of the personal property included in the balance sheet (the "BALANCE SHEET") dated as of November 30, 2001 (the "BALANCE SHEET DATE") (except assets as have been disposed of in the ordinary course of BBT's business since the Balance Sheet Date), which owned assets are free and clear of all Encumbrances and rights to possession of third parties, of every type and nature. The assets of BBT are sufficient to carry on the business of BBT in the ordinary course as presently conducted. Other than as disclosed on SCHEDULE 4.14(A) or specifically provided for in this Agreement, BBT has not entered into any leases, licenses, easements or other agreements, recorded or unrecorded, granting rights to third parties in any real or personal property of BBT, and, except for property leased by BBT, to BBT's knowledge, no person or other company has any right to possession, use or occupancy of any of the property used by BBT.

                       (b) Except for inventory that is excess, damaged or obsolete, for which BBT has established in the aggregate an adequate reserve in the Balance Sheet in accordance with GAAP, the inventory reflected in the Balance Sheet and not disposed of or reserved since such date is of good and merchantable quality, of a quantity and quality saleable in the ordinary course of business of BBT in accordance with past practices and is adequate as of the date hereof for the business of BBT as conducted as of such date.

                       (c) Equipment used by BBT in the conduct of its business is, as of the date hereof, taken as a whole in good and operating condition (reasonable wear and tear excepted) and is sufficient to carry on the business of BBT in the ordinary course as it is presently conducted.

                 4.15  PRODUCT AND SERVICE WARRANTIES. Except as set forth on
SCHEDULE 4.15, each product or service delivered or licensed by BBT has been in conformity in all material respects with all applicable federal, state, local or foreign laws and regulations, contractual commitments and all express and implied warranties, and BBT has no liability for replacement or repair thereof or other damages in connection therewith, except for liabilities incurred in the ordinary course of business, and no product or service delivered or licensed by BBT is subject to any guaranty, warranty or other indemnity, other than guaranties, warranties and indemnities provided by BBT in connection with products or services delivered or licensed to the customers listed in SCHEDULE 4.18(B).

                 4.16  INTELLECTUAL PROPERTY.

                       (a) Except as set forth on SCHEDULE 4.16(A), BBT owns, free and clear of all liens, mortgages, security interests, charges and encumbrances of every nature, kind and description, and has good and merchantable title to, or holds adequate licenses or otherwise possesses all rights necessary to use, all patents, trademarks, service marks, trade names, copyrights (including any applications for any of the foregoing), the domain name WWW.BACKBAYTECHNOLOGIES.COM, all other names embodying business or product goodwill (or both), inventions, discoveries and improvements, processes, know-how, trade secrets, scientific, technical, engineering and marketing data, computer programs, software, including all object and source codes, programming tools and all other techniques used or necessary for the conduct of the Business (collectively, the "INTELLECTUAL PROPERTY").

                       (b) SCHEDULE 4.16(B) contains an accurate and complete list of (i) all such patents, trademarks, trade names, service marks, assumed names and copyrights, and all applications therefor, and, with respect to registered items, contains a list of all jurisdictions in which such items are registered and all registration numbers; (ii) all licenses, permits and other agreements relating thereto; and (iii) all agreements relating to any of the Intellectual Property that BBT is licensed or authorized to use by others. The patents, trademarks, service marks and copyrights, licenses, permits and other agreements constituting a part of the Intellectual Property and solely owned by BBT are valid, subsisting and enforceable, and are duly recorded in the name of BBT.

                       (c) All software, other than generally available software such as Microsoft Word, Lotus 1-2-3, and the like, and generally available system development tools, that is either marketed to customers of BBT as a program or as part of a service to support the

Business is owned by BBT or BBT has the right to use, modify, copy, sell, distribute, sublicense and make derivative works free and clear of any limitations or Encumbrance, except as may be set forth in any license agreement listed on SCHEDULE 4.16(C). To the extent third party software is marketed to customers of BBT together with the Intellectual Property solely owned by BBT, the third party rights have been identified on SCHEDULE 4.16(C), all necessary licenses have been obtained and no royalties or payments are due from BBT to third parties except as identified on SCHEDULE 4.16(C).

                       (d) Except as set forth on SCHEDULE 4.16(D), BBT has the sole and exclusive right to use the patents, service marks and copyrights listed in SCHEDULE 4.16(B) and, to the knowledge of BBT, the trademarks and trade names listed in SCHEDULE 4.16(B), in each case, in all jurisdictions in which the Business is conducted or in which any products of the Business are distributed, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

                       (e) Except as set forth on SCHEDULE 4.16(E), no claims have been asserted by any Person challenging or questioning the ownership, validity, enforceability or use by BBT of any of the Intellectual Property and, to the knowledge of BBT, there is no valid basis for any such claim; and, to the knowledge of BBT, the use or other exploitation of the Intellectual Property by BBT does not infringe on or dilute the rights of any Person; and, to the knowledge of BBT, no Person is infringing on the rights of BBT with respect to any of the Intellectual Property.

                       (f) BBT has taken all commercially reasonable security measures to protect the secrecy, confidentiality and value of its Intellectual Property, including computer programs, trade secrets and other confidential information. Except as disclosed on SCHEDULE 4.16(F), no Person has any marketing rights to the Intellectual Property of BBT. No Person listed in such schedule is in breach or default under its obligations.

                       (g) Each employee, officer, consultant and contractor of BBT and/or any other person or entity developing intellectual property on behalf of BBT as identified on SCHEDULE 4.16(G) has entered into and executed an ownership and nondisclosure agreement (collectively, the "OWNERSHIP AND NONDISCLOSURE AGREEMENTS") substantially in the form attached to this Agreement as EXHIBIT A.

                       (h) BBT has made available to Parent all documents in BBT's custody, possession or control with respect to any invention, discovery, process, design, computer program or other know-how or trade secret included in the Intellectual Property, which documents shall be accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, discovery, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use.

                 4.17 INSURANCE. Except as set forth in SCHEDULE 4.17, all material insurable properties owned or held by BBT, and all insurable risks related to the Business, are insured by insurers which are, to BBT's knowledge, financially sound and reputable, in such amounts and against fire and other risks insured against by extended coverage and public liability insurance, property damage, product liability, general liability, workers compensation, fidelity bonds, professional liability insurance and errors and omissions insurance, and against other risks and in such amounts as would be customarily insured against by comparable businesses and as may be required by law or any agreement to which BBT is a party. SCHEDULE 4.17 lists all policies of insurance owned or held by BBT or insuring its assets. All current premiums and any other obligations under such insurance have been paid, and all such policies are valid and enforceable and in full force and effect on the date hereof. BBT has not received any notice of cancellation or of premium increase under any such policies within the last ninety (90) days.

                 4.18  RELATIONSHIPS.

                       (a) BBT has no knowledge of any present or future conditions or state of facts or circumstances specifically related to the Business which is reasonably likely to have a material adverse affect on BBT after the Closing Date.

                       (b) SCHEDULE 4.18(B) lists the 10 most important customers of BBT as a percentage of revenues for fiscal year 2000 and for the ten month period ended October 31, 2001. BBT's relationships with its customers, clients and vendors are satisfactory, and BBT has no knowledge of any facts or circumstances, including a change of control in the ownership of BBT, that is reasonably likely to have a material adverse effect on the continuity of any such relationships and the Business.

                       (c) Except as disclosed on SCHEDULE 4.18(C), BBT has no knowledge of and has not received notice of any complaints, claims or threats, plans or intentions to discontinue commercial relations or transactions from any customer of BBT, any purchaser of goods or services from BBT, any employee or independent contractor significant to the conduct or operation of BBT or any party to any agreement to which BBT is a party.

                       (d) BBT has no knowledge that a change of control in the ownership of BBT is reasonably likely to prevent the Business of BBT from being carried on after the Closing Date in essentially the same manner as it is presently being carried on.

                 4.19  COMPLIANCE WITH LAWS.

                       (a) Except as set forth on SCHEDULE 4.19(A), the operations and activities of BBT has previously and continues to comply in all material respects with all applicable Federal, state and local laws, statutes, codes, ordinances, rules, regulations, permits, judgments, orders, writs, awards, decrees or injunctions (collectively, the "LAWS") as in effect on or before the date of this Agreement, including without limitation, all rules and regulations of the Occupational Safety and Health Administration except for failures to comply which would not individually or in the aggregate have a material adverse effect on the business of BBT. The conduct of the business of BBT as presently conducted does not conflict with the rights of any other Person or violate or, with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its certificate of incorporation or by-laws as presently in effect or any Encumbrance, lease, license, agreement, Laws or understanding to which BBT is a party or by which it may be bound or affected. BBT has received no notice or communication from any Person asserting a failure to comply with any Laws, nor has BBT received any notice that any authority or third party intends to seek enforcement against BBT to compel compliance with any such Laws, nor is there any basis for any such claim.

                       (b) (i) BBT has not made, and, to the knowledge of BBT, no officer, director, employee, agent or other representative of any of them acting on behalf thereof has made, directly or indirectly, with respect to the business of BBT, any illegal bribes, kickbacks or other illegal payments of a similar nature, or illegal political contributions with corporate funds not recorded in the corporate records of BBT, illegal payments from corporate funds to governmental officials, or illegal payments from corporate funds to obtain or retain business either within the United States or abroad, and (ii) neither BBT nor, any officer, employee or agent of BBT acting on its behalf, nor, any other Person acting on its behalf has, directly or indirectly, within the past three
(3) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder BBT (or assist BBT in connection with any actual or proposed transaction) which (A) might subject BBT to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past might have had a material adverse effect on the assets, business or operation of BBT, or (C) if not continued in the future, might materially adversely affect the assets, the Business or the operations or prospects of BBT.

                 4.20  ENVIRONMENTAL MATTERS.

                       (a) BBT has not obtained and is not required to obtain, any permits, licenses or other authorizations under any applicable Environmental Laws.

                       (b) Except as set forth on SCHEDULE 4.20, BBT is, to its knowledge, in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. Except as set forth on SCHEDULE 4.20, since BBT's incorporation, no written notice, demand, request for information, citation, summons or complaint has been received or order has been issued, no complaint has been filed, no suit or action has been instituted, no penalty has been assessed and no investigation or review is pending or, to the knowledge of BBT, threatened by any governmental entity or other Person with respect to any (i) alleged violation by BBT of any Environmental Law or liability thereunder, (ii) alleged failure by BBT to have any permit, certificate, license, approval, registration or authorization required under any Environmental Law, (iii) release of Hazardous Substances by or on behalf of BBT, or (iv) any Environmental Liabilities attributed to BBT.

                       (c) Except as set forth on SCHEDULE 4.20, there are no Environmental Liabilities that have had, or could reasonably be expected to have individually, or in the aggregate, a material adverse effect with respect to BBT.

                       (d) Except as set forth on SCHEDULE 4.20, to the knowledge of BBT, no state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by BBT or a material fine or penalty imposed on or attributable to BBT, or that may otherwise have a material adverse effect with respect to BBT or does or could interfere with or prevent compliance with any Environmental Laws or give rise to any common law or other legal liability.

                       (e) No Hazardous Substances have been manufactured, treated, stored, transported or disposed of by BBT, or otherwise deposited by BBT, in or on or are present beneath properties currently or formerly owned, leased or used by BBT in violation of, or which may be required to be investigated or remediated under, any applicable Environmental Laws.

                       (f) There has been no disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substance as a result of the actions or omissions of BBT (i) on, from or affecting any properties owned, leased or used by BBT, or (ii) for which BBT is, is alleged or may be held to be, responsible as a result of conduct occurring or conditions existing at or before Closing.

                 4.21 NO UNDISCLOSED LIABILITIES OR OBLIGATIONS. BBT has no material (which, for purposes of this Section 4.21 only, shall be $25,000) liability or obligation, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due (and there is no past or present fact, situation, circumstance, condition or other bias for any present or future action, suit or proceeding, hearing, charge, complaint, claim or demand against BBT giving rise to any such liability), except:

                       (a) for liabilities or obligations accrued for or reserved against on the Financial Statements;

                       (b) for liabilities or obligations of the same type incurred in the ordinary course of business of BBT since the date of the most recent balance sheet included in the Financial Statements; and

                       (c)   as may be disclosed on SCHEDULE 4.21(C).

                 4.22 RECEIVABLES. SCHEDULE 4.22 sets forth a true and complete list of all accounts receivable of BBT as of November 30, 2001, which Schedule is prepared on a basis that is consistent with the presentation in the Financial Statements and sets forth the standard billing practices of BBT, and the aging thereof. All accounts receivable of BBT, whether reflected on the Balance Sheet or subsequently created through the Closing Date, represent sales actually made or services actually performed in the ordinary course of business with no additional services required to entitle BBT to collect such receivables.

                 4.23 DOCUMENTATION. True and complete copies of all Disclosure Documents referred to in the Schedules have been delivered by BBT to Parent or are attached to the relevant Schedules.

                 4.24  RELATED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 4.24 or on any other Schedule, there have been no transactions or contractual relationships during the two (2) fiscal years ended December 31, 2000 or between December 31, 2000 and the date hereof, and no agreement or understanding to enter into or consummate any transactions or contractual relationships between BBT on the one hand and (a) any of BBT's officers, directors, employees, representatives, or agents or (b) any family member (by blood or marriage) or Affiliate of any of the foregoing, directly or indirectly, on the other hand. All such transactions have been on terms and conditions no less favorable to BBT than could have been obtained from any independent party after arms-length negotiations. SCHEDULE 4.24 sets forth the relationship between any such Person and BBT.

                 4.25 VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of BBT capital stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby.

                 4.26 BROKERS. No Person other than Adventum Group, Ltd. will have, as a result of the transactions contemplated by this Agreement, any valid right to, interest in or claim for any commission, fee or other compensation as a finder or broker whose fee shall be paid by the BBT Shareholders.

                 4.27  PRIVATE PLACEMENT.

                       (a) The Parent Stock to be acquired by the BBT Shareholders pursuant to this Agreement is being acquired by each BBT Shareholder for his own account and not with a view to the distribution or resale thereof or any interest therein in violation of the Securities Act or any applicable state securities laws. Each BBT Shareholder understands that (i) the offer and sale of the Parent Stock has not been registered under the Securities Act or any such laws, (ii) the Parent Stock may not be resold unless so registered or pursuant to an exemption from registration and (iii) the certificates representing the Parent Stock shall bear a legend to such effect.

                       (b) Each BBT Shareholder has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Parent Stock and making an informed investment decision with respect thereto. Each BBT Shareholder has had the opportunity to ask questions of, and receive answers from Parent, regarding Parent's financial condition, results of operations, business, property, management and prospects sufficient to enable him to make an informed investment decision with respect to the Parent Stock.

                 4.28 DISCLOSURE. No representation or warranty by BBT contained in this Agreement, and no statement contained in any document, list (including, without limitation, the Schedules) or certificate furnished by or on behalf of BBT to Parent in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document list, certificate or other writing.

             ARTICLE V. REPRESENTATIONS AND WARRANTEES OF PARENT AND
                                  MERGER SUB.


         As a material inducement for BBT to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and Merger Sub hereby jointly and severally make the following representations and warranties as of the date hereof, each of which is relied upon by BBT regardless of any investigation made or information obtained by BBT:

                 5.1   ORGANIZATION, EXISTENCE AND CAPITAL STOCK.

                       (a) Each of Parent, its subsidiaries (which subsidiaries are set forth on SCHEDULE 5.1(A)) and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power to own all of its property and assets, to incur all of its liabilities and to carry on its business as presently conducted.

                       (b) Each of Parent and Merger Sub is duly qualified and in good standing in each jurisdiction in which the nature or conduct of its business or the character or location of its properties makes such qualification necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business of Parent. A list of all such jurisdictions appears on SCHEDULE 5.1(B).

                       (c) The names of the directors and officers of Parent, together with the offices they hold, are set forth on SCHEDULE 5.1(C). Attached to SCHEDULE 5.1(C)(A) are true and correct copies of (i) the certificate of incorporation of Parent, together with all amendments thereto and (ii) the by-laws of Parent, together with all amendments thereto, as currently in effect. Attached to SCHEDULE 5.1(C)(B) are true and correct copies of (i) the certificate of incorporation of Merger Sub, together with all amendments thereto and (ii) the by-laws of Merger Sub, together with all amendments thereto, as currently in effect.

                       (d) The authorized capital stock of Parent consists of preferred stock, $.001 par value per share, 10,000,000 shares of which are validly authorized and none of which is issued or outstanding and common stock, $.001 par value per share, 50,000,000 shares of which are validly authorized and 24,856,449 shares of which are validly issued, outstanding, fully paid and non-assessable. The Parent's common stock has been duly and validly registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") which registration is in full force and effect. Merger Sub's authorized capital consists of One Thousand (1,000) shares of common stock, par value One Cent ($.01) per share (the "MERGER SUB COMMON STOCK"), all of which shares are issued and registered in the name of Parent. All of the Merger Sub Common Stock is validly issued and outstanding, fully paid and non-assessable, free and clear of all liens and encumbrances. Parent has the corporate power to vote such shares of Merger Sub Common Stock pursuant to this Agreement. Parent has, or will by the Effective Time have, taken all such actions as may be required in its capacity as sole stockholder of Merger Sub to approve the Merger.


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

                       (e) None of the outstanding shares of Parent's capital stock has been issued in violation of any preemptive rights of the current or past stockholders of Parent, or any agreement to which Parent was or is a party or bound. All of the shares of Parent Stock issued in connection with the Merger will be, when issued in accordance with this Agreement, duly authorized, validly issued fully paid, nonassessable and free of all preemptive rights

                       (f) Except as set forth on SCHEDULE 5.1(F) there are no issued or outstanding options, warrants, rights to subscribe for, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Parent, or contracts, commitments, understandings or arrangements by which Parent is or may be obligated to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

                 5.2 POWER AND AUTHORITY. Subject to the satisfaction of the conditions precedent set forth herein, each of Parent and Merger Sub has the corporate power to execute, deliver and perform this Agreement and the Related Agreements and to consummate the transactions contemplated hereby, and, subject to the satisfaction of the conditions precedent set forth herein, has taken all action required by law, its certificate of incorporation, its by-laws or otherwise, to authorize the execution and delivery of this Agreement and such related documents. The execution and delivery of this Agreement does not, and the consummation of the Merger contemplated hereby will not, violate any provisions of the certificate of incorporation or by-laws of Parent or Merger Sub or any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which Parent or Merger Sub is a party or by which it or its properties is bound, any legal or other restrictions of any kind to which Parent or Merger Sub is subject, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of Parent or Merger Sub. The execution and delivery of this Agreement and the Related Agreements, and the consummation of the Merger contemplated hereby, have been approved by the Boards of Directors of Parent and Merger Sub and the stockholder of Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub and the stockholder of Merger Sub are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement is a valid obligation of Parent and Merger Sub and is legally binding on each in accordance with its terms.

                 5.3   NO VIOLATIONS OF LAWS OR AGREEMENTS, CONSENTS OR
DEFAULTS.

                       (a) The delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and the Related Agreements will not result in any breach or violation of any of the terms or provisions of, or constitute a default under, (i) the certificate of incorporation or by-laws of Parent or Merger Sub or (ii) any statute, order, decree, proceeding, rule, or regulation of any court or governmental agency or body, United States or foreign, having jurisdiction over Parent or Merger Sub or any assets of Parent or Merger Sub.

                       (b) Except as set forth on SCHEDULE 5.3(B) the delivery of this Agreement, the Related Agreements and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of the term of, or constitute a default under, any agreement, instrument, or commitment to which Parent is party, by which it is bound, or to which any of Parent's property is subject, and no consent or approval is required from any third party for the Merger.

                       (c) Parent is not in default under, or in violation of any provision of, its certificate of incorporation, by-laws, or any promissory note, indenture or any evidence of indebtedness or security thereto, lease, purchase contract or other commitment or any other agreement which is material to Parent.

                 5.4   SEC FILINGS.

                       (a) Parent has provided or made available to BBT and the BBT Shareholders copies of each of the periodic reports and other documents filed by Parent with the Securities and Exchange Commission ("SEC"). Parent has filed all reports, documents and other information required of it to be filed with the SEC (the "PARENT SEC REPORTS"). The Parent SEC Reports were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports. No statement or disclosure included in any of the Parent SEC Reports, documents or information filed by Parent with the SEC includes any statement that, when made, contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading. None of Parent's subsidiaries is required to file any form, reports or other documents with the SEC.

                       (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing Date, (x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP and (z) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of its operations for the periods indicated.

                       (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

                 5.5 NO SUBSIDIARIES. Merger Sub does not own stock in and does not control, directly or indirectly, any other corporation, association or business organization. Merger Sub is not a party to any joint venture or partnership.

                 5.6 INVESTMENT COMPANY ACT. Parent is not an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT") and after the consummation of the Merger, will not be an "investment company" as defined in the Investment Company Act.

                 5.7 NO CONTRACTS OR LIABILITIES. Other than the obligations created under this Agreement, Merger Sub has no obligations or liabilities (contingent or otherwise) under any contracts, claims, leases, loans or otherwise.

                 5.8   RELATED PARTY TRANSACTIONS. Except as set forth on
SCHEDULE 5.8, or as reflected in the Parent SEC Reports, no director, officer or employee of Parent nor any "associate" (as defined in the rules and regulations promulgated under the Exchange Act of any such person is indebted to Parent, nor is Parent indebted (or committed to make loans or extend or guarantee credit) to any such person, nor is any such person a party to any transaction (other than as an employee) with Parent providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring cash payments to, any such person.

                 5.9   LITIGATION CLAIMS.

                       (a) There is no Claim, pending or, to the knowledge of Parent, threatened that questions the validity of this Agreement or the Related Agreements or any action taken or to be taken by parent in connection with the consummation of the transactions contemplated hereby or thereby or which seeks to prohibit, enjoin or otherwise challenge any of the transactions contemplated hereby or thereby.

                       (b) Except as set forth in SCHEDULE 5.9 or as reflected in the Parent SEC Reports, there are no claims, actions, suits, proceedings, or investigations pending or, to the knowledge of Parent, threatened against Parent or Merger Sub, before any court, arbitrator or administrative, governmental or regulatory authority body that could have a material adverse effect.

                 5.10 BROKERS. No Person other than Bayme Capital Group will have, as a result of the transactions contemplated by this Agreement, any valid right to, interest in or claim for any commission, fee or other compensation as a finder or broker whose fee shall be paid by Parent.

                 5.11 DISCLOSURE. No representation or warranty by Parent contained in this Agreement and no statement contained in any document, list (including, without limitation, the Schedules) or certificate furnished by or on behalf of Parent to BBT in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary in order to fully and fairly provide the information required to be provided in any such document, list, certificate or other writing.

            ARTICLE VI. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

                 6.1 SURVIVAL OF REPRESENTATIONS. All representations, warranties, covenants and agreements made by any party to this Agreement or pursuant hereto, as modified by any schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall survive the Closing and any investigation made by or on behalf of any party hereto for a period of eighteen months following the Closing Date. All statements contained herein or in any schedule, exhibit, certificate or other document executed and delivered pursuant hereto shall be deemed representations and warranties for purposes of SECTIONS 6.1, 8.2(A), and 8.3(A). The right to indemnification based upon such representations and warranties shall not be affected by any investigation conducted with respect to, or any knowledge acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of any such representation or warranty.

                 6.2   INDEMNIFICATION.

                       (a) Subject to the terms and conditions of this Article VI, the BBT Shareholders jointly and severally shall indemnify, defend and hold harmless Parent and the Surviving Corporation (and their respective officers, directors, employees, principal stockholders, successors and assigns) (collectively, the "PARENT INDEMNIFIED PARTIES"), at any time after the Closing, from and against all Claims, assessments, losses, damages, liabilities, deficiencies, judgments, settlements, costs and expenses, including interest, penalties and reasonable attorneys' fees and expenses incurred in enforcing this indemnification or in any litigation between the parties or with third parties (collectively, "DAMAGES") asserted against, resulting to, imposed upon, suffered or incurred by any Parent Indemnified Party by reason of or resulting from a breach of any representation, warranty, covenant or agreement of BBT or any BBT Shareholder contained in or made pursuant to this Agreement or any of the Related Agreements, PROVIDED, HOWEVER, that the maximum aggregate liability of the BBT Shareholders under this Agreement shall not exceed: (i) with respect to indemnity claims arising from any breach of the representations and warranties contained in SECTION 4.1 (Organization; Qualification and Capital Stock; Corporate Records), SECTION 4.9 (Tax Matters) and 4.12 (Employee Matters; Benefit Plans; ERISA), an amount equal to 100% of the Merger Consideration received by the BBT Shareholders hereunder; and (ii) with respect to indemnity claims arising from any breach of any other representation, warranty, covenant or agreement of BBT or any BBT Shareholder contained in or made pursuant to this Agreement or any of the Related Agreements, an amount equal to 25% the Merger Consideration received by the BBT Shareholders hereunder. In the event that the BBT Shareholders are liable for indemnification under this SECTION 6.2(A), they shall satisfy such liability by cash payment and by cancellation of shares of Parent Stock (valued at $2.00 per share) issued to them in the same proportion received as at the time such indemnification becomes due. For the purposes of this Article VI, any Merger Consideration held by the Escrow Agent shall not be deemed to have been "received" by any BBT Shareholder

                       (b) Subject to the terms and conditions of this Article VI, Parent shall indemnify, defend and hold harmless the BBT Shareholders (and their respective heirs, representatives and assigns) (the "BBT INDEMNIFIED PARTIES"), at any time after the Closing, from and against all Damages asserted against, resulting to, imposed upon, suffered or incurred by any BBT Indemnified Parties by reason of or resulting from a breach of any representation, warranty, covenant or agreement of Parent or Merger Sub contained in or made pursuant to this Agreement or any of the Related Agreements, PROVIDED, HOWEVER, that Parent's maximum aggregate liability under this Agreement shall not exceed (i) with respect to indemnity claims arising from any breach of the representations and warranties contained in SECTION 5.1 (Organization;

Qualification and Capital Stock), an amount equal to 100% of the Merger Consideration received by the BBT Shareholders and (ii) with respect to indemnity claims arising from any breach of any other representation, warranty, covenant or agreement of Parent or Merger Sub contained in or made pursuant to this Agreement or any of the Related Agreements, an amount equal to 25% the Merger Consideration received by the BBT Shareholders hereunder.

                       (c) Notwithstanding any provision hereof to the contrary, the BBT Shareholders shall not be liable to any Parent Indemnified Party, and Parent shall not be liable to the BBT Indemnified Parties, unless the aggregate Damages exceed $50,000, and then only to the extent that the aggregate Damages exceed $50,000.

                 6.3 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of Parent, on the one hand, and the BBT Shareholders, on the other hand, as indemnifying parties (each, an "INDEMNIFYING PARTY") to indemnify the BBT Shareholders or Parent, as applicable (each, an "INDEMNIFIED PARTY"), under
SECTION 6.2 with respect to Claims made by third parties shall be subject to the following terms and conditions:


         The Indemnified Party shall give written notice to the Indemnifying Party of any Damages with respect to which it seeks indemnification promptly after the discovery by such party of any matters giving rise to such Claim for indemnification; PROVIDED, HOWEVER, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under SECTION 6.2 unless it shall have been prejudiced by the omission to provide such notice. In case any Claim is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under SECTION 6.2 for any legal or other expense subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that (i) if the Indemnifying Party shall elect not to assume the defense of such claim or action or (ii) if the Indemnified Party reasonably determines that there may be a conflict between the positions of the Indemnifying Party and the Indemnified Party in defending such Claim, then separate counsel shall be entitled to participate in and conduct such defense, and the Indemnifying Party shall be liable for any reasonable legal or other expenses incurred by the Indemnified Party in connection with such defense (but not more than one counsel). The Indemnifying Party shall not be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, without the Indemnified Party's prior written consent, which consent shall not be unreasonably withheld, settle or compromise any Claim to which the Indemnified Party is a party or consent to entry of any judgment in respect thereof. The Indemnifying Party further agrees that it will not, without the Indemnified Party's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement or compromise includes an unconditional release of the Indemnified Party from all liability arising out of such Claim.

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

                 6.4 EXCLUSIVE REMEDY. The indemnification obligations of the parties set forth in this Article VI shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement unless a party is liable to another party for fraud. For purposes of clarification, the foregoing shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.

                            ARTICLE VII. COVENANTS.

                 7.1 PUBLIC DISCLOSURES. Parent and BBT will consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by applicable law or requirements of NASDAQ. The parties shall issue a joint press release, mutually acceptable to BBT and Parent, promptly upon execution and delivery of this Agreement.

                 7.2 CONFIDENTIALITY. Parent and BBT shall hold, and shall use their best efforts to cause their respective auditors, attorneys, financial advisors, bankers and other consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all documents and information concerning the other party furnished to it by the other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information shall be shown to have been (a) already known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources by the party to which it was furnished) ("CONFIDENTIAL INFORMATION"), and each party shall not release or disclose such Confidential Information to any other Person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with the transactions contemplated by this Agreement.

                 7.3 EMPLOYEE BENEFITS TO CONTINUE. Parent shall ensure that the Surviving Corporation maintains, employee benefit plans that provide the BBT Shareholders and those of BBT's employees who are employed by the Surviving Corporation with benefits that are not materially less than those currently provided by BBT. Until the end of the third Performance Period, Parent shall not permit the Surviving Corporation to make any adverse change to any of the employee benefit plans described on SCHEDULE 4.12(C) without the consent of Marc Maselli.

                 7.4 ASSUMPTION OF STOCK OPTION PLAN. At the Effective Time, each outstanding option to purchase shares of the capital stock of BBT (each, a "BBT OPTION") shall, without any further action on the part of any holder thereof, be assumed and converted into an option (each, a "PARENT OPTION") to purchase that number of shares of Parent Stock as determined in accordance with conversion formula set forth in SCHEDULE 7.4, and at an exercise price determined in accordance with SCHEDULE 7.4. All material terms and conditions of the BBT Options relating to the expiration dates and vesting schedules, shall remain in full force and effect after the assumption and conversion; provided, however, that incentive stock options shall be converted to nonqualified stock options and any exercise of a Parent Option shall be conditioned upon the optionholder first signing a transfer restriction agreement substantially in the form of the Lock-up Agreement.

                 7.5 MARC MASELLI APPOINTED TO MANAGEMENT COMMITTEE. Promptly after the Closing, Parent will cause Marc Maselli to become a member of the Management Committee. Mr. Maselli, as any other Management Committee member, shall serve at the pleasure of the Board of Directors of Parent.

                 7.6   PERFORMANCE PERIOD FINANCIAL STATEMENTS.

                       (a) QUARTERLY REPORTS. Within 45 days after the end of each fiscal quarter of the Surviving Corporation, Parent shall deliver to the BBT Shareholders an unaudited income statement of the Surviving Corporation for such quarter and an unaudited balance sheet of the Surviving Corporation as of the end of such quarter. These quarterly financial statements ("QUARTERLY FINANCIAL STATEMENTS") shall (i) be prepared in accordance with GAAP, (ii) include a schedule setting forth the EBITDA of the Surviving Corporation for such quarter (including the figures used and calculations made to determine the EBITDA), and (iii) be certified by the Chief Financial Officer of Parent.

                       (b) ANNUAL REPORTS. Within 90 days after the end of each fiscal Performance Period of the Surviving Corporation, Parent shall deliver to the BBT Shareholders an unaudited income statement of the Surviving Corporation for such Performance Period and a balance sheet of the Surviving Corporation as of the end of such Performance Period. These annual financial statements ("ANNUAL FINANCIAL STATEMENTS") shall (i) be prepared in accordance with GAAP, (ii) include a schedule setting forth the EBITDA of the Surviving Corporation for such quarter (including the figures used and calculations made to determine the EBITDA), and (iii) be certified by the Chief Financial Officer of Parent.

                       (c) CERTAIN ACCOUNTING CONVENTIONS. Until the expiration of the third Performance Period:

                             (i)   Parent shall cause the Surviving Corporation
to maintain a set of financial books and records and its assets separate from and distinct from the financial books and records and assets of any operations or entities previously or subsequently acquired by Parent or its Affiliates; and.

                             (ii)  Any accounting decisions relating to the
Performance Period Financial Statements that are subject to the discretion of management will be determined in a manner consistent with the Financial Statements, so long as such decisions conform with GAAP.

                 7.7 ACCOUNTING DISPUTES. Notwithstanding anything to the contrary in this Agreement, if the BBT Shareholders have any dispute relating to the amount of EBITDA reported on any Performance Period Financial Statement, then the BBT Shareholders or Parent, as applicable, will notify the other, in writing, of each disputed amount (collectively, the "DISPUTED AMOUNTS"), specifying the grounds for such dispute, within 15 Business Days after delivery of such Performance Period Financial Statement. If Parent and the BBT Shareholders cannot resolve any such dispute within 10 Business Days after delivery of such notice, then such dispute will be resolved by an independent accounting firm reasonably acceptable to Parent and the BBT Shareholders (the "INDEPENDENT ACCOUNTING FIRM"). If Parent and the BBT Shareholders do not agree upon a mutually acceptable Independent Accounting Firm within the 10 Business Day period after delivery of the notice, Parent and the BBT Shareholders will each select an independent accounting firm, and the Independent Accounting Firm will be selected by the firms chosen by Parent and the BBT Shareholders. The determination of the Independent Accounting Firm (i) will be made as promptly as practicable; (ii) will be prepared in accordance with GAAP and this Agreement; and (iii) will be final and binding on the parties, absent manifest error, which error may only be corrected by such Independent Accounting Firm. The fees and disbursements of the Independent Accounting Firm shall be allocated between Parent and the BBT Shareholders in the same proportion that the aggregate amount of such remaining Disputed Amounts so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining Disputed Amounts so submitted.

                 7.8 INITIAL WORKING CAPITAL FOR SURVIVING CORPORATION. The BBT Shareholders jointly and severally agree that if, within the first 45 days after the Closing Date, the Surviving Corporation does not have enough cash available to satisfy its obligations in the ordinary course, they will promptly remit to the Surviving Corporation an amount of cash sufficient to cover the cash deficit.

                 7.9 AUDIT; COOPERATION. Following the Closing, the BBT Shareholders jointly and severally agree to cooperate with Parent and the Surviving Corporation in connection with an audit (the "Audit") of the financial performance of BBT for all periods required in connection with Parent's reporting obligations under the United States securities laws. Such cooperation shall include, but not be limited to, providing full access to the Books and Records, any work papers generated in connection therewith, along with access to BBT's financial personnel, including BBT's outside auditors. Parent and the Surviving Corporation shall be solely responsible for all fees and expenses in connection with the Audit.

                      ARTICLE VIII. CONDITIONS TO CLOSING.

                 8.1 MUTUAL CONDITIONS. The respective obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions (any of which may be waived in writing by Parent, Merger Sub and BBT):

                       (a) None of Parent, Merger Sub or BBT nor any of their respective subsidiaries shall be subject to any order, decree or injunction by a court of competent jurisdiction which (i) prevents or materially delays the consummation of the Merger or (ii) would impose any material limitation on the ability of Parent effectively to exercise full rights of ownership of the common stock of the Surviving Corporation or any material portion of the assets or business of BBT, taken as a whole.

                       (b) No statute, rule or regulation, shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of the Merger or any other significant transaction contemplated hereby illegal.

                       (c) Parent, Merger Sub and BBT shall have received all consents, approvals and authorizations of third parties that are required of such third parties prior to the consummation of the Merger, in form and substance acceptable to Parent or BBT, as the case may be, except where the failure to obtain such consent, approval or authorization would not have a material adverse effect on the business of the Surviving Corporation.

                 8.2 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

                       (a) The representations and warranties of BBT contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of BBT that are not so qualified shall be true in all material respects.

                       (b) BBT shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be performed or complied with by BBT at or prior to the Closing.

                       (c) There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the transactions contemplated hereby,
(b) could reasonably be expected to have a material adverse effect on Parent's ability to exercise control over or manage BBT after the Closing or (c) could reasonably be expected to have a material adverse effect on the Business or BBT.

                       (d) On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                       (e) BBT shall have delivered to Parent a certificate, dated the Closing Date, executed by the Secretary of BBT, certifying as to (a) BBT's certificate of incorporation, (b) BBT's by-laws, (c) resolutions with respect to the transactions contemplated by this Agreement adopted by BBT's board of directors and shareholders and attached to such certificate, and (d) incumbency and signatures of the persons who have executed this Agreement, the Related Agreements and any other documents, certificates and agreements to be executed and delivered at the Closing pursuant to this Agreement or any of the Related Agreements on behalf of BBT.

                       (f) Each of Marc Maselli and Curtis Stevenson shall have entered into an employment agreement with the Surviving Corporation (collectively, the "EMPLOYMENT AGREEMENTS"), substantially in the form of EXHIBIT B.

                       (g) Each of Marc Maselli and Curtis Stevenson shall have entered into a lock-up agreement with Parent (collectively, the "LOCK-UP AGREEMENTS"), substantially in the form of EXHIBIT C.

                       (h) BBT shall have furnished Parent with copies of the Ownership and Nondisclosure Agreements signed by each employee, officer, consultant or contractor of BBT identified on SCHEDULE 4.16(G).

                       (i) Parent shall have received stock certificates representing the Shares.

                       (j) No material adverse change affecting BBT shall have occurred.

                 8.3 CONDITIONS TO THE OBLIGATIONS OF BBT. The obligations of BBT under this Agreement are subject to the satisfaction, at or before the Closing, of each of the following conditions:

                       (a) The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality shall be true in all respects on and as of the Closing Date (except for the representations and warranties made as of a specific date which shall be true in all material respects as of such date) with the same force and effect as though made on and as of such date, and each of the representations and warranties of Parent and Merger Sub that are not so qualified shall be true in all material respects.

                       (b) Parent and Merger Sub shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions required by this Agreement to be so performed or complied with by Parent and Merger Sub at or prior to the Closing.

                       (c) There shall not be threatened, instituted or pending any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that (a) restrains or prohibits the consummation of the transactions contemplated hereby or (b) could reasonably be expected to have a material adverse effect on the business of Parent or the Surviving Corporation.

                       (d) On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the transactions contemplated hereby.

                       (e) Parent and the Surviving Corporation shall have executed and delivered to the BBT Shareholders the inter-company services agreement (the "INTER-COMPANY AGREEMENT"), substantially in the form of EXHIBIT D.

                       (f) Parent and Escrow Agent shall have executed and delivered to the BBT Shareholder the Escrow Agreement and Parent shall have deposited the Contingent Stock Payment to the Escrow Agent.

                       (g) The BBT Shareholders shall have received the Initial Cash Payments and the Initial Stock Payments.

                       (h) No material adverse change affecting Parent shall have occurred.

                           ARTICLE IX. MISCELLANEOUS.

                 9.1 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                 9.2 WAIVER. No waiver of the provisions hereof shall be valid unless in writing and signed by the party to be bound and then only to the extent therein set forth. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

                 9.3 NOTICES. Any communications required or desired to be given hereunder shall be deemed to have been properly given if sent by hand delivery or by facsimile or by overnight courier to the parties hereto at the following addresses, or at such other address as either party may advise the other in writing from time to time:

                  If to Parent or Merger Sub:
                  --------------------------

                  Planet Zanett, Inc.
                  135 East 57th Street
                  15th Floor
                  New York, NY  10022
                  Attention:  Pierre-Georges Roy, Chief Legal Officer

                  with a copy to:
                  ---------------

                  Klehr, Harrison, Harvey, Branzburg & Ellers LLP
                  260 South Broad Street
                  Philadelphia, PA  19102
                  Attention:  Stephen T. Burdumy

                  If to BBT or the Surviving Corporation:
                  ---------------------------------------

                  Back Bay Technologies, Inc.
                  368 Hillside Ave

                  Needham, MA 02494
                  Attention: Marc P. Maselli, President

                  with a copy to:
                  --------------

                  Foley Hoag LLP
                  One Post Office Square
                  Boston, MA  02109
                  Attention: Jeffrey L. Quillen

         All such communications shall be deemed to have been delivered on the date of hand delivery or facsimile or on the next Business Day following the deposit of such communications with the overnight courier.

                 9.4 FURTHER ASSURANCES. Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.

                 9.5 GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, applied without giving effect to any conflicts of law principles.

                 9.6 ENTIRE AGREEMENT. This Agreement, the Related Agreements, including all Exhibits and Schedules contain the entire agreement of the parties and supersede any and all prior or contemporaneous agreements between the parties, written or oral, with respect to the transactions contemplated hereby. Such agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, modification, extension, discharge or termination is sought.

                 9.7 EXPENSES. Except as expressly provided otherwise, each party hereto will bear its own costs and expenses (including fees and expenses of auditors, attorneys, financial advisors, bankers, brokers and other consultants and advisors) incurred in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

                 9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

                 9.9 BINDING EFFECT. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No party may assign any right or obligation hereunder without the prior written consent of the other parties.

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                                       44

         IN WITNESS WHEREOF, Parent Merger Sub, BBT and the BBT Shareholders have caused this Agreement and Plan of Merger to be executed by their respective duly authorized officers, all as of the day and year first above written.

PLANET ZANETT, INC.


By:      /s/ David M. McCarthy
         -----------------------------------

         Name: David M. McCarthy
              ------------------------------

         Title: Chief Executive Officer
               -----------------------------


PLANET ZANETT MERGER SUB BBT, INC.


By:      /s/ Pierre-Georges Roy
         -----------------------------------

         Name: Pierre-Georges Roy
              ------------------------------

         Title: Vice President & Secretary
               -----------------------------


BACK BAY TECHNOLOGIES, INC.


By:      /s/ Marc P. Maselli
         -----------------------------------
         Marc P. Maselli
         Chief Executive Officer


                       [SIGNATURES CONTINUED ON NEXT PAGE]

                     [SIGNATURES CONTINUED FROM PRIOR PAGE]

BBT SHAREHOLDERS


/s/ Marc P. Maselli
-----------------------------
Marc P. Maselli


/s/ Curtis D. Stevenson
-----------------------------
Curtis D. Stevenson

                                    SCHEDULES